MOROZE SHERMAN GORDON & GORDON, P.C.
                       521 FIFTH AVENUE
                   NEW YORK, NEW YORK 10175
                       (212) 867-0300
                   TELECOPIER (212) 682-7935


Exhibit 5


May 14, 1996



PaperClip Imaging Software, Inc.
Three University Plaza
Hackensack, NJ 07061

Gentlemen:

	We have acted as counsel to PAPERCLIP IMAGING SOFTWARE, INC., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the 58,126 shares of the Company's common stock, $.01 par value (the "Common Stock"), underlying the Company's 1993 Stock Option Plan, and the 1,000,000 shares of Common Stock underlying the Company's 1995 Stock Option Plan (such 58,126 shares and 1,000,000 shares, which reflects a two-for-one stock split approved on May 10, 1996, are hereinafter collectively, the "Shares").

	We have examined the Registration Statement, originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation, and the By-Laws of the Company and such other documents, corporate records, certificates of public officials and instruments as we have considered necessary or advisable for the purpose of this opinion. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have not independently verified such information and assumptions.

	Subject to the foregoing and based on such examination and review, we are of the opinion that:

	1.	The Company is a corporation organized and existing in good
standing under the laws of the State of Delaware.

	2.	The Shares, when issued and delivered in accordance with the
Option Plans described above, and when the consideration therefore has been fully paid as provided therein, will be duly authorized, validly issued, fully paid and non-assessable Shares of Common Stock.

	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Moroze Sherman Gordon & Gordon, P.C.

MOROZE SHERMAN GORDON & GORDON, P.C.